Exhibit 99.1

Super Micro Computer, Inc. Announces 3rd Quarter Fiscal 2010 Financial Results

SAN JOSE, Calif., April 27, 2010 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2010 financial results for the quarter ended March 31, 2010.

Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $189.3 million, up 4.0% from the second quarter of fiscal year 2010 and up 72.8% from the same quarter of last year.

•	Net income of $7.7 million, up 1.7% from the second quarter of fiscal year 2010 and up 528.2% from the same quarter of last year.

•	Gross margin of 15.5%, down from 16.7% in the second quarter of fiscal year 2010 and up from 14.9% from the same quarter of last year.

•	Server Solutions accounted for 33.6% of net sales compared with 36.0% in the second quarter of fiscal year 2010 and 39.1% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2010 totaled $189.3 million, up 72.8% from $109.5 million in the third quarter of fiscal year 2009. No customer accounted for more than 10% of net sales during the quarter.

Net income for the third quarter of fiscal year 2010 was $7.7 million or $0.18 per diluted share, an increase of 528.2% from the net income of $1.2 million, or $0.03 per diluted share in the same period a year ago. Included in net income for the quarter were $1.5 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the third quarter was $8.9 million, or $0.21 per diluted share, compared to non-GAAP net income of $2.4 million, or $0.06 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2010 by $0.3 million or $0.01 per diluted share.

Gross margin for the third quarter was 15.5%, compared to 14.9% in the same period a year ago. Non-GAAP gross margin for the third quarter was 15.5% compared to 15.0% in the same period a year ago. Non-GAAP gross margin was 16.7% for the second quarter of fiscal year 2010.

The Company’s cash and cash equivalents, short and long term investments at March 31, 2010 were $73.2 million compared to $88.9 million at December 31, 2009. Free cash flow in the nine months ended March 31, 2010 was ($11.0) million. The Company used cash primarily to purchase inventory to support the growth of the Company.

Business Outlook & Management Commentary

The Company expects net sales of $192 million to $202 million for the fourth quarter of fiscal year 2010 ending June 30, 2010. This quarter we have a good boost because of the new product transition which started last quarter. In addition, this is historically a strong seasonal quarter; the Company expects non-GAAP earnings per diluted share of approximately $0.20 to $0.23 for the fourth quarter.

“We achieved another record high of quarterly revenues, which is the 4th straight quarter of increasing revenues, making the first 9 months of fiscal 2010 the strongest performance in our history. Supermicro has strong momentum going into the June quarter because of our growing brand strength, important OEM wins, new Westmere and G34 product launches, and growing revenue opportunities in Europe and Asia. Our global expansion to meet our worldwide demand now includes production capacity in Europe as well as our first production in Taiwan, which was added during the quarter. We expect our strong growth trend to continue into the June quarter and beyond,” said Charles Liang, CEO and President.

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. The Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 888-256-9119 (international callers dial 913-312-1489) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, May 11, 2010 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN4788740. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation loss and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$66,731	$70,295
Short-term investments	445	347
Accounts receivable, net	63,868	45,709
Inventories, net	144,412	90,044
Deferred income taxes – current	9,250	8,644
Prepaid income taxes	3,620	3,256
Prepaid expenses and other current assets	1,939	1,723

Total current assets	290,265	220,018
Long-term investments	6,004	14,355
Property, plant and equipment, net	44,396	44,960
Deferred income taxes – noncurrent	2,746	1,917
Restricted assets	222	1,766
Other assets	138	119

Total assets	$343,771	$283,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$103,491	$73,532
Accrued liabilities	18,198	13,918
Income taxes payable	132	—
Advances from receivable financing arrangements	1,690	1,220
Current portion of capital lease obligations	35	42
Current portion of long-term debt	—	319

Total current liabilities	123,546	89,031
Long-term capital lease obligations-net of current portion	43	66
Long-term debt-net of current portion	—	9,675
Other long-term liabilities	7,753	5,741

Total liabilities	131,342	104,513
Stockholders’ equity:
Common stock and additional paid-in capital	95,974	81,893
Deferred stock-based compensation	—	(110)
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(385)	(801)
Retained earnings	118,870	99,670

Total stockholders’ equity	212,429	178,622

Total liabilities and stockholders’ equity	$343,771	$283,135

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Net sales	$189,276	$109,540	$519,774	$382,156
Cost of sales	160,011	93,213	435,691	313,901

Gross profit	29,265	16,327	84,083	68,255
Operating expenses:
Research and development	9,757	8,632	27,138	25,678
Sales and marketing	5,513	3,999	15,185	13,047
General and administrative	3,461	3,281	11,310	10,001
Provision for litigation loss	—	—	1,089	—

Total operating expenses	18,731	15,912	54,722	48,726
Income from operations	10,534	415	29,361	19,529
Interest income	19	50	77	422
Interest expense	(66)	(208)	(289)	(710)

Income before income tax provision	10,487	257	29,149	19,241
Income tax provision	2,754	(974)	9,949	5,492

Net income	$7,733	$1,231	$19,200	$13,749

Net income per common share:
Basic	$0.21	$0.03	$0.53	$0.39

Diluted	$0.18	$0.03	$0.47	$0.35

Weighted-average shares used in calculation of net income per common share:
Basic (a)	36,219,222	34,684,369	35,563,187	34,046,037

Diluted (b)	41,733,900	38,125,658	40,212,441	38,651,542

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Nine Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Cost of sales	$108	$145	$410	$421
Research and development	901	675	2,327	1,871
Sales and marketing	172	201	625	589
General and administrative	359	412	1,416	1,097

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$19,200	$13,749
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	3,416	2,643
Stock-based compensation expense	4,778	3,978
Excess tax benefits from stock-based compensation	(1,361)	—
Allowance for doubtful accounts	426	276
Allowance for sales returns	3,875	3,343
Provision for inventory	1,809	815
Loss on disposal of property and equipment	1	18
Deferred income taxes	(1,705)	(151)
Gain on short-term investments	(1)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(22,460)	3,111
Inventories	(56,177)	1,939
Prepaid expenses and other assets	(339)	352
Accounts payable	29,995	(20,212)
Prepaid income taxes/income taxes payable	4,069	2,290
Accrued liabilities	4,280	1,494
Other long-term liabilities	2,012	(197)

Net cash provided by (used in) operating activities	(8,182)	13,448

INVESTING ACTIVITIES:
Proceeds from investments	8,940	885
Purchases of property, plant and equipment	(2,785)	(2,759)
Restricted assets	1,544	(32)

Net cash provided by (used in) investing activities	7,699	(1,906)

FINANCING ACTIVITIES:
Repayment of long-term debt	(9,994)	(209)
Proceeds from exercise of stock options	5,112	1,935
Excess tax benefits from stock-based compensation	1,361	—
Payment of obligations under capital leases	(30)	(46)
Advances under receivable financing arrangements	470	29
Payment to acquire treasury stock	—	(2,030)

Net cash used in financing activities	(3,081)	(321)

Net increase (decrease) in cash and cash equivalents	(3,564)	11,221
Cash and cash equivalents at beginning of period	70,295	51,481

Cash and cash equivalents at end of period	$66,731	$62,702

Supplemental disclosure of cash flow information:
Cash paid for interest	$290	$691
Cash paid for taxes, net of refunds	$6,036	$3,826
Non-cash investing and financing activities:
Reversal of deferred stock-based compensation for cancellation of stock options	$—	$3
Accrued costs for property, plant and equipment purchases	$411	$720
Changes in fair values of investments	$686	$(577)

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
GAAP GROSS PROFIT	$29,265	$16,327	$84,083	$68,255
Add back stock-based compensation (c)	108	145	410	421

Non-GAAP GROSS PROFIT	$29,373	$16,472	$84,493	$68,676

GAAP GROSS MARGIN	15.5%	14.9%	16.2%	17.9%
Add back stock-based compensation (c)	0.0%	0.1%	0.1%	0.1%

Non-GAAP GROSS MARGIN	15.5%	15.0%	16.3%	18.0%

GAAP INCOME FROM OPERATIONS	$10,534	$415	$29,361	$19,529
Add back stock-based compensation (c)	1,540	1,433	4,778	3,978
Add back provision for litigation loss (d)	—	—	1,089	—

Non-GAAP INCOME FROM OPERATIONS	$12,074	$1,848	$35,228	$23,507

GAAP NET INCOME	$7,733	$1,231	$19,200	$13,749
Add back stock-based compensation (c)	1,540	1,433	4,778	3,978
Add back provision for litigation loss (d)	—	—	1,089	—
Add back adjustments to tax provision (e)	(339)	(226)	(1,073)	(232)

Non-GAAP NET INCOME	$8,934	$2,438	$23,994	$17,495

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.21	$0.03	$0.53	$0.39
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.04	0.13	0.12

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.24	$0.07	$0.66	$0.51

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.18	$0.03	$0.47	$0.35
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.03	0.10	0.10

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.21	$0.06	$0.57	$0.45

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP	36,219,222	34,684,369	35,563,187	34,046,037

BASIC – Non-GAAP	36,219,222	34,684,369	35,563,187	34,046,037

DILUTED – GAAP	41,733,900	38,125,658	40,212,441	38,651,542

DILUTED – Non-GAAP	42,452,248	38,893,519	40,901,106	39,292,542

(a)	Approximately $178,000 and $451,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and nine months ended March 31, 2010, respectively, and approximately $40,000 and $331,000 for the three and nine months ended March 31, 2009, respectively.
(b)	Approximately $155,000 and $400,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and nine months ended March 31, 2010, respectively, and approximately $37,000 and $293,000 for the three and nine months ended March 31, 2009, respectively.
(c)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and nine months ended March 31, 2010 and 2009.
(d)	Provision for litigation loss related to a commercial lawsuit filed in 1999.
(e)	The provision (benefits) of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 25.7% and (44.3)% for the three months ended March 31, 2010 and 2009, respectively, and 31.5% and 24.7% for the nine months ended March 31, 2010 and 2009, respectively.
(f)	Approximately $206,000 and $564,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2010, respectively.
(g)	Approximately $176,000 and $492,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2010, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com